UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2006
COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 14, 2006, Covanta Holding Corporation (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) in connection with the June 24, 2005 acquisition by the Company, through its subsidiary, Covanta Energy Corporation, of all of the outstanding stock of Covanta ARC Holdings, Inc. and its subsidiaries (“ARC Holdings”) disclosing the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2005 (the “Prior Pro Forma Statement”). This Current Report on Form 8-K/A amends the Prior 8-K by filing the amended and updated unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2005 (the “Amended Pro Forma Statement”) which is attached in Exhibit 99.1 hereto and incorporated herein by reference, based on the historical financial statements of the Company and ARC Holdings and its subsidiaries.
     The Amended Pro Forma Statement has been revised from the Prior Pro Forma Statement in order to update for purchase price allocation adjustments made subsequent to the filing of the Prior 8-K and to conform certain line item descriptions with the current descriptions used in the Company’s financial statements. The Amended Pro Forma Statement replaces the Prior Pro Forma Statement in its entirety.
Item 9.01. Financial Statements and Exhibits.
(a)     Financial Statements of Business Acquired — Not Applicable
(b)     Pro Forma Financial Information — Not Applicable
(c)     Shell Company Transactions — Not Applicable
(d)     Exhibits

Exhibit No.	Exhibit

99.1	Amended and Updated Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 based on the historical financial statements of the Company and ARC Holdings and its subsidiaries.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 19, 2007
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson,
	Title:	Senior Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amended and Updated Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 based on the historical financial statements of the Company and ARC Holdings and its subsidiaries.